Exhibit 10.4

GENERAL SECURITY AGREEMENT

(INTERTAINMENT MEDIA INC.)

TO:	Toronto Tree Top Holdings Ltd. (the “Lender”)

DATE:	April 7, 2014

FOR VALUE RECEIVED and intending to be legally bound by this general security agreement (the “Agreement”), the undersigned (the “Obligor”) agrees as follows:

1.	INTERPRETATION

1.1
Capitalized Terms  In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Credit Agreement (as defined below), and:

(a)
“Collateral” means all present and after-acquired undertaking, property and assets of the Obligor, except those expressly excluded in this definition, including all present and future right, title, interest and benefit of the Obligor in all property of the following kinds:

(i)
all goods comprising the inventory of the Obligor, including goods held for sale or lease or that have been leased or consigned to or by the Obligor or that have been furnished or are to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or that are finished goods;

(ii)
timber, whether cut or to be cut, timber licenses, oil, gas, other hydrocarbons and minerals, whether extracted or to be extracted, animals and their young and unborn young, and crops, whether growing or harvested;

(iii)	all other goods, including furniture, fixtures, equipment, machinery, plant, tools and vehicles;

(iv)	all chattel paper;

(v)	all money;

(vi)	all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(vii)	all instruments, including bills, notes, cheques, letters of credit and advices of credit;

(viii)
all investment property, including shares, stock, warrants, bonds, debentures, debenture stock and other securities (in each case whether evidenced by a security certificate or an uncertificated security) and financial assets, security entitlements, securities accounts, futures contracts and futures accounts;

(ix)	all other tangible personal property;

(x)
all accounts, including deposit accounts in banks, credit unions, trust companies and similar institutions, rents, debts, demands and chooses in action that are due, owing or accruing due to the Obligor, and all claims of any kind that the Obligor has, including claims against the Crown and claims under insurance policies;

(xi)
all other intangibles including contracts, agreements, clearing house options, permits, licences, consents, approvals, authorizations, orders, judgments, certificates, rulings, insurance policies, agricultural and other quotas, subsidies, franchises, immunities, privileges and benefits and all goodwill, patents, trade marks, trade names, trade secrets, inventions, processes copyrights, applications for intellectual property rights and other industrial or intellectual property;

(xii)
with respect to the property described in items (i) to (xi) inclusive, all books, accounts, invoices, letters, papers, documents, disks and other records in any form, electronic or otherwise, evidencing or relating to that property and all contracts, investment property, instruments and other rights and benefits in respect of that property;

(xiii)
with respect to the property described in items (i) to (xii) inclusive, all parts, components, renewals, substitutions and replacements of that property and all attachments, accessories and increases, additions and accessions to that property; and

(xiv)
with respect to the property described in items (i) to (xiii) inclusive, all proceeds from that property, including property in any form derived directly or indirectly from any dealing with that property or proceeds from the property, and any insurance or other payment as indemnity or compensation for loss of or damage to the property or any right to payment, and any payment made in total or partial discharge or redemption of an intangible, chattel paper, instrument or investment property;

but excluding (A) any consumer goods, (B) the last day of the term of any lease or any agreement to lease held by the Obligor now or in the future as more fully described in Section 2.2 of this Agreement and (C) any Restricted Property as more fully described in Section 2.3 of this Agreement.  Any reference to “the Collateral” in this Agreement shall be interpreted as referring to “the Collateral or any of it.”

(b)
“Credit Agreement” means the credit agreement dated as of the date hereof entered into by the Obligor, as guarantor, Yappn Corp., as borrower, and the Lender, as lender, as amended, supplemented, restated, modified or replaced from time to time.

(c)
“Event of Default” means the occurrence of (i) an Event of Default as defined in the Credit Agreement, (ii) a “default”, “event of default” or similar circumstance identified in the Credit Agreement that entitles the Lender to enforce its rights thereunder, (iii) the failure of the Obligor to pay any of the Obligations when due, or (iv) any demand for payment validly made by the Lender pursuant to the Credit Agreement that is not met in accordance with the terms of the demand or within any applicable grace period.

(d)
“Obligations” means all debts, liabilities and obligations of the Obligor to the Lender under or in connection with the Credit Agreement, whether present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Obligor to the Lender in any currency, whether arising from dealings between the Lender and the Obligor or from other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Obligor, and wherever incurred, and whether incurred by the Obligor alone or with another or others and whether as principal or surety (including obligations under or in connection with any guarantee or indemnity given by the Obligor), and all interest, fees, commissions and legal and other costs, charges and expenses owing or remaining unpaid by the Obligor to the Lender in any currency.

(e)	“PPSA” means the Personal Property Security Act (Ontario).

1.2
PPSA Definitions  In this Agreement, except where the context otherwise requires, the words “accessions”, “account”, “account debtor”, “certificated security”, “chattel paper”, “clearing house option”, “consumer goods”, “control”, “crops”, “document of title”, “equipment”, “financial asset”, “fixtures”, “futures account”, “futures contract”, “futures intermediary”, “goods”, “instrument”, “intangible”, “inventory”, “investment property”, “money”, “option”, “proceeds”, “receiver”, “securities account”, “securities intermediary”, “security”, “security certificate”, “security entitlement” and “uncertificated security” shall have the same meanings as their defined meanings where they are defined in the PPSA.

1.3
No Contra Proferentem  This Agreement has been negotiated by the Obligor and the Lender with the benefit of legal representation, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.4
Conflict With Credit Agreement  If there is any conflict or inconsistency between the terms of the Credit Agreement and the terms of this Agreement, the provisions of the Credit Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

1.5	Other Interpretation Rules In this Agreement:

(a)	The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b)
Unless otherwise specified or the context otherwise requires, (i) “including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section of it is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(c)	Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.	GRANT OF SECURITY, ETC.

2.1
Grant of Security  As security for payment and performance of the Obligations, the Obligor mortgages, charges, assigns, transfers and pledges the Collateral to the Lender as a fixed and specific mortgage and charge, and grants the Lender a security interest in the Collateral.  Without limiting the preceding part of this Section, a security interest is taken in all of the Obligor’s present and after acquired personal property.

2.2
Last Day of Lease  As the Collateral does not include the last day of the term of any lease or any agreement to lease held by the Obligor now or in the future, should the liens created by this Agreement become enforceable the Obligor shall hold the last day in trust for the Lender and shall assign it to any person acquiring that term or the part of the term that is mortgaged and charged in the course of any enforcement of the liens or any realization of the Collateral.  Alternately, the Lender may assign the last day as attorney of the Obligor or may appoint any person acquiring the term or any other person or persons as a new trustee or trustees of the last day, free of any obligation regarding the last day.

2.3
Restricted Property  The Collateral shall not include any lease, agreement, contractual right, franchise, licence or approval, other than an account or chattel paper (collectively, “Restricted Property”) held by the Obligor now or in the future if the liens created by this Agreement would otherwise result in a breach, forfeiture or termination of the Restricted Property unless any necessary consent or waiver is obtained.  The Obligor shall, on request by the Lender, promptly use all commercially reasonable efforts to seek any necessary consent or waiver to have the Restricted Property form part of the Collateral and to any disposition of the Restricted Property upon enforcement of this Agreement.  If a consent or waiver is obtained, the applicable Restricted Property shall form part of the Collateral without any further action.  If any consent or waiver is not obtained, and if the liens created by this Agreement become enforceable, the Obligor shall hold any Restricted Property for which a consent or waiver has not been obtained and its benefits in trust for the Lender, and shall perform its obligations and exercise and enforce its rights under that Restricted Property, including rights of disposition, at the direction of the Lender.

2.4
Attachment  The Obligor agrees that the Lender has given value and that the liens created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon the Obligor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Lender.  In each case, the parties do not intend to postpone the attachment of any lien created by this Agreement.

2.5
Continuing Agreement  The liens created by this Agreement are continuing, to secure a current or running account, and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part.  Without limiting the foregoing, the Obligations may include advances and re-advances under revolving credit facilities, which permit borrowing, repayment of all or part of the amount borrowed and re-borrowing of amounts previously paid.

2.6
In Addition to Other Rights; No Marshalling  This Agreement is in addition to and is not in any way prejudiced by or merged with any other lien now or subsequently held by the Lender in respect of any Obligations.  The Lender shall be under no obligation to marshal in favour of the Obligor any other lien or any money or other property that the Lender may be entitled to receive or may have a claim upon.

2.7
Liabilities Unconditional  The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, whether or not known to it or the Lender or consented to by it or the Lender.

2.8
Merger of Obligor  If the Obligor amalgamates or merges with one or more other entities, the Obligations and the liens created by this Agreement shall continue as to the Obligations and the undertaking, property and assets of the Obligor at the time of amalgamation or merger, and shall extend to the Obligations and the present and future undertaking, property and assets of the amalgamated or merged entity, and the term Obligor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as the Obligor.

2.9	Limitation Periods To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)	any limitation period is expressly excluded and waived entirely if permitted by applicable law;

(b)	if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law;

(c)	any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Lender to the Obligor;

(d)	any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)	this Agreement is a “business agreement” as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

3.	RIGHTS AND OBLIGATIONS OF THE OBLIGOR

3.1
Operations and Insurance  The Obligor shall diligently maintain and operate the Collateral so as to preserve the Collateral and the income from the Collateral and shall comply with all requirements of any governmental authority and all agreements relating to any of the Collateral and all other conditions on which the Collateral is held.  The Obligor shall also keep the Collateral insured against loss, damage and other risks as the Lender may reasonably require, shall maintain its insurance with loss, if any, payable to the Lender as first loss payee and shall provide the Lender with satisfactory evidence of the insurance maintained.

3.2
Restrictions on Liens and Dispositions  The Obligor shall not create, assume, incur or permit the existence of any lien on the Collateral except as approved by the Lender, nor shall the Obligor sell, lease or otherwise dispose of the Collateral, or permit such a disposition to occur, except with consent of the Lender, not to be unreasonably withheld, or as expressly permitted in the Credit Agreement.

3.3
Possession and Control of Collateral  The Obligor shall, on request by the Lender from time to time, deliver to the Lender possession of all chattel paper, instruments and negotiable documents of title.  The Obligor shall also take whatever steps the Lender requires from time to time to enable the Lender to obtain control of any investment property forming part of the Collateral, including (a) arranging for any securities intermediary, futures intermediary or issuer of uncertificated securities to enter into an agreement satisfactory to the Lender to enable the Lender to obtain control, (b) delivering any certificated security to the Lender with any necessary endorsement and (c) having any security registered in the name of the Lender or its nominee.    The Lender is not obligated to keep any Collateral separate or identifiable or to take steps to preserve rights relating to Collateral against prior parties or other persons.  The Lender shall have no duty with respect to any Collateral delivered to it, other than to use the same degree of care in the safe custody of the Collateral delivered to it that it uses with respect to similar property that it owns of similar value.  Without limiting the foregoing, the Lender may lodge all instruments, chattel paper, investment property or other Collateral with any bank or trust company to be held in safekeeping on behalf of the Lender (without incurring any liability for any act or omission of the bank or trust company), or may hold Collateral itself.  The Obligor shall reimburse the Lender on demand for all expenses incurred by the Lender in connection with safekeeping with interest from the date the expenses are incurred until paid at the highest rate of interest applicable to the Obligations.  The expenses and interest shall form part of the Obligations.

3.4
Other Assurances;  Power of Attorney  On request by the Lender, the Obligor shall (a) provide the Lender with details of all goods to which provisions of the PPSA or regulations or orders under the PPSA regarding serial numbers apply, (b) mark or take other steps to identify the Collateral as being subject to the liens created by this Agreement, and (c) execute, acknowledge and deliver all financing statements, certificates, further assignments, documents, transfers, instruments, security documents, acknowledgments and assurances and do all further acts and things as the Lender may consider necessary or desirable to give effect to the intent of this Agreement (including providing the Lender with a fixed and specific mortgage and charge and a perfected security interest in all freehold and leasehold real property, all patents, trademarks and other intellectual property and all aircraft, ships and railway rolling stock in which the Obligor now or in the future holds an interest), or for the collection, disposition, realization or enforcement of the Collateral or the liens created by this Agreement.  The Obligor constitutes and appoints the Lender its true and lawful attorney, with full power of substitution, to do any of the foregoing or any other things that the Obligor has agreed to do in this Agreement, whenever and wherever the Lender may consider it to be necessary or desirable, and to use the Obligor’s name in the exercise of the Lender’s rights under this Agreement.  This power of attorney is coupled with an interest and is irrevocable by the Obligor.

3.5
Composite Agreement  This Agreement is a composite mortgage and security agreement covering Collateral located in various provinces and territories of Canada and in other jurisdictions and, as to any Collateral located in a particular jurisdiction, this Agreement shall be a separate mortgage and security agreement enforceable against the Obligor without regard to the application of this Agreement to Collateral located in other jurisdictions.  All provisions of this Agreement shall apply separately to the Collateral located in each separate jurisdiction with the same effect as if a separate mortgage and security agreement with respect to that Collateral had been executed and delivered by the Obligor.  If requested by the Lender, the Debtor shall execute, deliver and register, at its expense, a separate mortgage and security agreement covering the Collateral located in any particular jurisdiction or jurisdictions.  The separate mortgage and security agreement shall be in the form of this Agreement except for modifications required by the fact that it relates only to the Collateral located in the particular jurisdiction or jurisdictions and other modifications that the Lender considers necessary or desirable in the circumstances.

3.6
Restriction on Change of Name  The Obligor shall not change its name without providing the Lender with 30 days advance written notice and promptly taking other steps, if any, as the Lender requests to ensure that the position of the Lender is not adversely affected by the change in name.

3.7
Restriction on Change of Office Location  The Obligor shall not permit its chief executive office to be located out of the Province of Ontario (the “Specified Location”) without providing the Lender with 30 days advance written notice and promptly taking other steps, if any, as the Lender requests to ensure that the position of the Lender is not adversely affected by the change of location.

3.8
Restriction on Change of Property Location  The Obligor shall not permit any of its tangible personal property to be located out of the Specified Location (other than (a) inventory in transit and (b) goods of a type normally used in more than one jurisdiction that are equipment or inventory leased or held for lease by the Obligor to others) without providing the Lender with 30 days advance written notice and promptly taking other steps, if any, as the Lender requests to ensure that the position of the Lender is not adversely affected by the change of location.

3.9
Use of Collateral;  Inspection  Until the occurrence of an Event of Default, the Obligor may use the Collateral in any lawful manner consistent with the provisions of this Agreement and the Credit Agreement.  The Obligor shall at all reasonable times and from time to time on reasonable notice, permit representatives of the Lender to inspect any of the Collateral and to examine and take extracts from its financial books, accounts and records, including accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Obligor.

3.10
Lender May Perform Obligor’s Duties  If the Obligor fails to perform any of its duties under this Agreement, the Lender may, but shall not be obligated to, perform any or all of those duties, without waiving any rights to enforce this Agreement.  The Obligor shall pay the Lender, immediately on written demand, an amount equal to the costs, fees and expenses incurred by the Lender in doing so plus interest from the date the costs, fees and expenses are incurred until paid at the highest rate of interest applicable to the Obligations.  The costs, fees, expenses and interest shall be included in the Obligations under this Agreement.

3.11
Lender Not Liable for Obligor’s Agreements  Nothing in this Agreement shall make the Lender liable to observe or perform any term of any agreement to which the Obligor is a party or by which it or the Collateral is bound, or make the Lender a mortgagee in possession.  The Obligor shall indemnify the Lender and save it harmless from any claim arising from any such agreement.

3.12
Release of Liens  If the Obligor has indefeasibly paid the Obligations in full in cash and otherwise performed all of the terms of the Credit Agreement, and if all obligations of the Lender to extend credit under the Credit Agreement has been cancelled, then the Lender shall, at the request and expense of the Obligor, release the liens created by this Agreement and execute and deliver whatever documents are reasonably required to do so.

4.	RIGHTS AND OBLIGATIONS ON DEFAULT

4.1	Application of Article The provisions of this Article 4 apply on the occurrence of an Event of Default that is continuing.

4.2
Termination of Further Credit and Acceleration of Obligations  The Lender shall be under no obligation to make further advances or otherwise extend further credit and the Lender may declare that the Obligations are immediately due and payable in full, but if the Obligor becomes bankrupt (voluntarily or involuntarily), or institutes (or has instituted against it) any proceeding seeking liquidation, rearrangement, relief of debtors or creditors or the appointment of a receiver or trustee over any material part of its undertaking, property and assets or any analogous proceeding in any relevant jurisdiction, then without prejudice to the other rights of the Lender as a result of any of those events, without notice or action of any kind by the Lender and without presentment, demand or protest of any nature or kind, the Lender’s obligation to make advances or otherwise extend credit shall immediately terminate and the Obligations shall become immediately due and payable.  Upon the Obligations becoming due and payable, the Lender may enforce payment of the Obligations and the Lender shall have the rights and remedies of a secured party under the PPSA and other applicable law together with those rights and remedies provided by this Agreement or otherwise provided by applicable law.

4.3
Rights of Lender  The Lender may (a) require the Obligor to assemble the Collateral and deliver or make the Collateral available to the Lender at a reasonably convenient place designated by the Lender, (b) enter on any premises of the Obligor or any other place where Collateral may be located, (c) take possession of the Collateral by any method permitted by law, (d) render any equipment unusable without removing it from the Obligor’s premises, (e) use the Collateral in the manner and to the extent that the Lender may consider appropriate and (f) hold, insure, repair, process, maintain, protect and preserve the Collateral and prepare it for disposition.  The Lender is not, however, required to insure the Collateral, and the risk of any loss of or damage to the Collateral shall be borne by the Obligor.

4.4
Appointment of Monitor  The Lender may from time to time appoint any person (the “Monitor”) to investigate any or all of the Collateral, the Obligor and the Obligor’s business and affairs and report to the Lender.  The Obligor shall co-operate fully with the Monitor and give the Monitor full access to its facilities, property, records, creditors, customers, contractors, officers, directors, employees, auditors, legal counsel and agents.  The Monitor shall not participate in the management of the Obligor’s business or affairs and shall have no responsibility, nor shall it incur any liability, in respect of the Collateral, the Obligor or the Obligor’s business or affairs.  The Monitor shall act solely on behalf of the Lender and shall have no contractual relationship with the Obligor as a consultant or otherwise, nor shall the Obligor be entitled to receive any report by the Monitor.  The appointment of the Monitor shall not be regarded as an act of enforcement of the liens created by this Agreement.  All costs incurred in connection with the appointment of the Monitor and the performance by the Monitor of its activities as such, including legal fees on a full indemnity (sometimes called solicitor and own client) basis shall be payable by the Obligor to the Lender immediately on demand, shall bear interest from the date they are incurred until paid at the highest rate of interest applicable to the Obligations and shall be included in the Obligations.

4.5
Proceeds  The Lender may take charge of all proceeds of the Collateral and may hold them as additional security for the Obligations.  The Lender may give notice to any or all account debtors of the Obligor and to any or all persons liable to the Obligor under an instrument to direct all payments or other proceeds relating to the Collateral to the Lender and any payments or other proceeds of the Collateral received by the Obligor from account debtors or from any persons liable to the Obligor under an instrument, after notice is given by the Lender, shall be held by the Obligor in trust for the Lender and immediately paid over to the Lender.  The Lender shall not, however, be required to collect any proceeds of the Collateral.  The Lender may also enforce any rights of the Obligor in respect of the Collateral by any manner permitted by law.

4.6
Rights re Investment Property Etc.  The Lender may have any instruments or investment property registered in its name or in the name of its nominee and shall be entitled but not required to exercise voting and other rights that the holder of that Collateral may at any time have; but the Lender shall not be responsible for any loss occasioned by the exercise of those rights or by failure to exercise them.  The Lender may also enforce its rights under any agreement with any securities intermediary, futures intermediary or issuer of uncertificated securities.

4.7
Notice of Disposition  If required to do so by applicable law, the Lender shall give the Obligor written notice of any intended disposition of the Collateral in accordance with the Credit Agreement or by any other method required or permitted by applicable law.  The Obligor waives giving of notice to the maximum extent permitted by applicable law.

4.8
Statutory Waivers  To the maximum extent permitted by law, the Obligor waives all of the rights, benefits and protections given by any present or future statute that imposes limits on the rights, remedies or powers of the Lender or on the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.  In particular, the Obligor waives all rights, benefits and protections given by sections 47 and 50 of the Law of Property Act (Alberta) insofar as they extend to or relate to any Collateral.  The Limitation of Civil Rights Act (Saskatchewan) shall not apply to the liens created by this Agreement or any rights, remedies or powers of the Lender or any receiver.

4.9
Disposition and Other Rights of Lender  The Lender may (a) carry on all or any part of the business of the Obligor, (b) make payments on account of, to discharge, or to obtain an assignment of any lien on the Collateral, whether or not ranking in priority to the liens created by this Agreement, (c) borrow money required for the seizure, retaking, repossession, holding, insuring, repairing, processing, maintaining, protecting, preserving, preparing for disposition or disposition of the Collateral or for any other enforcement of this Agreement or for carrying on the business of the Obligor on the security of the Collateral in priority to the liens created by this Agreement, (d) file proofs of claim and other documents to establish the claims of the Lender in any proceeding relating to the Obligor, and (e) sell, lease or otherwise dispose of all or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition, either for cash or on credit, at such time and on such terms and conditions as the Lender may determine.  If any disposition involves deferred payment, the Lender will not be accountable for and the Obligor will not be entitled to be credited with the proceeds of disposition until payment is actually received in cash.  On any disposition, the Lender shall have the right to acquire all or any part of the Collateral that is offered for disposition and the rights of the Obligor in that Collateral shall be extinguished.  The Lender may also accept the Collateral in satisfaction of the Obligations or may from time to time designate any part of the Obligations to be satisfied by the acceptance of particular Collateral that the Lender reasonably determines to have a net realizable value equal to the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be satisfied by the acceptance of the particular Collateral.

4.10
Commercially Reasonable Actions and Omissions  The Obligor agrees that it is commercially reasonable for the Lender (a) not to incur expenses that it reasonably considers significant to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) not to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, not to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) not to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens on or adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Obligor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers or other persons, including employees of the Obligor, brokers, investment bankers, consultants and other professionals to assist in the collection or disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to vary or rescind any contract for the disposition of any Collateral, or (l) to purchase insurance or credit enhancements or take other steps to insure the Lender against risks of loss, collection or disposition of Collateral or to provide the Lender a guaranteed return from the collection or disposition of Collateral.  The Obligor acknowledges that the purpose of this Section is to provide selected examples of actions and omissions that would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions and omissions shall not be considered commercially unreasonable solely on account of not being mentioned in this Section, nor shall the Lender be liable or accountable for any discount attributable to the specified actions and omissions.  Nothing in this Section shall be construed to grant any rights to the Obligor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.  In exercising its rights and obligations under this Agreement, the Lender shall not be responsible or liable to the Obligor or any other person for any loss or damage from the realization or disposal of any Collateral or the enforcement of this Agreement, or any failure to do so, or for any act or omission on their respective parts or on the part of any of their directors, officers, employees, agents or advisors in that connection, except that the Lender may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

4.11
Costs of Realization  All costs incurred in connection with realizing the security constituted by this Agreement or exercising any of the Lender’s rights under this Agreement, including costs incurred in connection with repossessing, holding, insuring, repairing, processing, preparing for disposition, and disposing of any Collateral and legal fees on a full indemnity (sometimes called solicitor and own client) basis (in this Section, “realization costs”) shall be payable by the Obligor to the Lender immediately on demand.  Realization costs shall bear interest from the date they are incurred until paid at the highest rate of interest applicable to the Obligations.  Realization costs and interest shall be included in the Obligations under this Agreement.

4.12
Other Security;  Application of Money  The Lender may (a) refrain from enforcing any other security or rights held by or on behalf of the Lender in respect of the Obligations, or enforce any other security or rights in any manner and order as it sees fit, and (b) apply any money received from or in respect of the Collateral in any manner and order as it sees fit and change any application of money received in whole or in part from time to time, or refrain from applying any money and hold it in a suspense account.

4.13
Third Parties  No person dealing with the Lender is required to determine (a) whether the liens created by this Agreement or the powers purporting to be exercised have become enforceable, (b) whether any Obligations remain owing, (c) the propriety of any aspect of the disposition of Collateral or (d) how any payment to the Lender has been or will be applied.  Any person who acquires Collateral from the Lender in good faith shall acquire it free from any interest of the Obligor.

4.14
Appointment of Receiver  The Lender may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral.  The Lender may remove any receiver appointed by the Lender and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Obligations.  Any receiver appointed by the Lender shall, to the extent permitted by applicable law, have all of the rights, benefits and powers of the Lender under this Agreement, the PPSA or otherwise.  Any receiver shall be deemed the agent of the Obligor and the Lender shall not be in any way responsible for any misconduct or negligence of any receiver.

4.15
Rights Cumulative  No failure on the part of the Lender to exercise, nor any delay in exercising, any right or remedy under the Credit Agreement or this Agreement shall operate as a waiver or impose any liability on the Lender, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by applicable law.  If the Lender has enforced any right or remedy under this Agreement and the enforcement proceeding has been discontinued, abandoned or determined adversely to the Lender for any reason, then the Obligor and the Lender shall, without any further action, be restored to their previous positions to the maximum extent permitted by law and subject to any determination in the enforcement proceeding or express agreement between the Obligor and the Lender, and thereafter all rights and remedies of the Lender shall continue as if no enforcement proceeding had been taken.

4.16
Obligor Liable for Deficiency  If the proceeds arising from the disposition of the Collateral fail to satisfy the Obligations, the Obligor shall pay any deficiency to the Lender on demand.  Neither the taking of any judicial or extra-judicial proceeding nor the exercise of any power of seizure or disposition or other remedy shall extinguish the liability of the Obligor to pay and perform the Obligations, nor shall the acceptance of any payment or alternate security create any novation.  No covenant, representation or warranty of the Obligor in this Agreement shall merge in any judgment.

4.17
Release by Obligor  The Obligor hereby releases and discharges the Lender and any receiver from all claims of any kind, whether sounding in damages or not, that may arise or be caused to the Obligor or any person claiming through or under the Obligor as a result of any act or omission of the Lender or any receiver except that the Lender or receiver may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

5.	NOTICES

5.1	Notices in Writing Any communication to be made under this Agreement shall be made in accordance with the Credit Agreement.

6.	ENTIRE AGREEMENT; SEVERABILITY

6.1
Entire Agreement  This Agreement embodies all the agreements between the Obligor and the Lender relating to the liens created in this Agreement and the related rights and remedies.  No party shall be bound by any representation or promise made by any person relating to this Agreement that is not embodied in it.  Any waiver of, or consent to departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Lender, and only in the specific instance and for the specific purpose for which it has been given.

6.2
Severability  If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

7.	DELIVERY OF AGREEMENT

7.1	Counterparts This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to constitute one agreement.

7.2
Delivery  To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

7.3
No Conditions  Possession of this Agreement by the Lender shall be conclusive evidence against the Obligor that the Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.  This Agreement shall be operative and binding notwithstanding that it is not executed by any proposed signatory.

7.4
Receipt and Waiver  The Obligor acknowledges receipt of a copy of this Agreement.  The Obligor waives any notice of acceptance of this Agreement by the Lender.  The Obligor also waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.  The Obligor agrees that the Lender may from time to time provide information regarding this Agreement, the Collateral and the Obligations to persons that the Lender believes in good faith are entitled to the information under applicable law.

8.	GOVERNING LAW

8.1
Governing Law  This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

8.2
Obligor's Exclusive Dispute Resolution Jurisdiction  The Obligor agrees that the courts of the Province of Ontario have exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the exclusive jurisdiction of that province.  The Obligor agrees that the courts of that province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

8.3
Lender Entitled to Concurrent Jurisdiction  Despite Section 8.2, the Lender is permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

9.	SUCCESSORS AND ASSIGNS

9.1
Successors and Assigns  The Obligor may not assign or transfer all or any part of its liabilities under this Agreement.  All rights of the Lender under this Agreement shall be assignable in accordance with the Credit Agreement and the Obligor shall not assert against any assignee any claim or defence that the Obligor now has or may in the future have against the Lender.  This Agreement shall enure to the benefit of the Lender and its successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS OF WHICH, the Obligor has duly executed this Agreement as of the date set forth above.

INTERTAINMENT MEDIA INC.

By:	/s/ David Lucatch
Name: David Lucatch – A. S. O.

[signature page for General Security Agreement]